As filed with the Securities and Exchange Commission (via EDGAR) on August 22, 1994
                                           Registration No. 33 -
_________________________________________________________________
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                              VIACOM INC.
        (Exact name of registrant as specified in its charter)
                            ______________

     Delaware                                     4841                                04-2949533
(State or other jurisdiction            (Primary Standard Industrial               (I.R.S. Employer
of incorporation or organization)        Classification Code Number)             Identification No.)
                                             200 Elm Street
                                        Dedham, Massachusetts 02026
                                            (617) 461-1600

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                     Paramount Communications Inc.
                   1984 and 1989 Stock Options Plans
                         (Full name of Plans)
                       Philippe P. Dauman, Esq.
              Executive Vice President, General Counsel,
              Chief Administrative Officer and Secretary
                       Viacom International Inc.
                             1515 Broadway
                       New York, New York  10036
                            (212) 258-6000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ______________

                    CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------
                                                     Proposed     Proposed
                                                     Maximum      Aggregate  Amount of
Title of Each Class of               Amount to    Offering Price  Offering   Registration
Securities To Be Registered        be Registered     Per Unit      Price        Fee
- -----------------------------------------------------------------------------------------
Class B Common Stock..............  1,274,210(1)
Three-Year Warrants...............    368,116
Five-Year Warrants................    220,877
8% Exchangeable Subordinated                               (4)        (4)      $3,226(5)
  Debentures Due 2006.............$12,833,000
Contingent Value Rights...........    685,217(2)
Series C Cumulative Exchangeable
  Redeemable Preferred Stock......    256,650(3)
5% Subordinated Debentures
  Due 2014........................$12,833,000(3)


(footnotes for preceeding page)

(1) Of the 1,274,210 shares of Class B Common Stock, par value $.01 per share, of Viacom Inc. being registered hereunder, 368,116 and 220,877 are issuable upon conversion, if any, of the Three-Year Warrants and the Five-Year Warrants being registered hereunder, respectively. An additional $78,774,042 of shares of Class B Common Stock valued as of July 7, 1995, representing 50.2% of the consideration for the Paramount stock options, will be issuable upon exercise of the stock options. Since the number of shares cannot currently be determined, such shares will be registered by an amendment to the Registration Statement.

(2) Includes such indeterminate number and indeterminate types of securities, if any, of Viacom Inc. as may be issued in exchange for the CVRs registered hereunder. No additional consideration will be received for such underlying securities.

(3) The shares of Series C Cumulative Exchangeable Redeemable Preferred Stock, par value $0.01 per share, of Viacom Inc. (the "Series C Preferred Stock") being registered hereunder would be issued upon any exchange of the 8% Exchangeable Subordinated Debentures due 2006 of Viacom Inc. (the "8% Debentures") in accordance with the terms thereof. No separate consideration will be received for the Series C Preferred Stock in the event any such exchange occurs. The aggregate principal amount of 5% Subordinated Debentures of Viacom Inc. due 2014 (the "5% Debentures") being registered hereunder would be issued upon any exchange of the Series C Preferred Stock in accordance with the terms thereof. No separate consideration will be received for the 5% Debentures in the event any such exchange occurs.

(4)  Not applicable.

(5) The registration fee of $3,266 has been calculated as follows: (i) one-twenty ninth of one percent of the sum of (a) the average of the high and low prices on August 18, 1994 as reported on the American Stock Exchange Composite tape (the "Average Price") of $35 7/8 for the Class B Common Stock multiplied by 685,217 shares of Class B
     Common Stock, (b) the Average Price of $2 of the Three-Year
     Warrants multiplied by 368,116 Three-Year Warrants, (c) the Average Price of $3 5/6 of the Five-Year Warrants multiplied by 220,877 Five-Year Warrants, (d) the Average Price of $4 1/4 of the CVRs multiplied by 685,217 CVRs, and (e) $12,833,000 principal amount of the 8% Debentures; less 49.8% of the aggregate exercise price of $65,143,928 of the stock options covered by the Registration
     Statement.

                                PART II

          Information Required in the Registration Statement

Item 3.   Information Incorporated by Reference
          -------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Viacom Inc. (File No. 1-9553) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          1. Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment
               No. 1 dated May 2, 1994;

          2. All other reports filed by Viacom Inc. with the Commission since December 31, 1993, pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          3. The description of each class of securities registered hereunder contained in the registration statements therefor under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents and reports filed by Viacom Inc. pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Officers and Directors.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such person against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to,
Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

          Article VI of the Restated Certificate of Incorporation of Viacom Inc. provides for indemnification of the directors, officers, employees and agents of Viacom Inc. to the full extent currently permitted by the DGCL.

          In addition, Viacom Inc.'s Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom Inc. and its stockholders by eliminating liability in damages for breach of fiduciary duty.
Article VII of Viacom Inc.'s Restated Certificate of Incorporation provides that neither Viacom Inc. nor its stockholders may recover damages from Viacom Inc.'s directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom Inc. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Viacom Inc. in the case of liability (i) for a breach of the director's duty of loyalty,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          4.1 Restated Certificate of Incorporation of Viacom Inc. as filed with the Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual
               Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993 (File No. 1-9553))

          4.2  Form of Amendment to Restated Certificate of
               Incorporation of Viacom Inc. (incorporated by reference to Annex VII to the Joint
               Proxy Statement/Prospectus of Viacom Inc. dated
               June 6, 1994 (File No. 33-53977))

          4.3  By-laws of Viacom Inc. (incorporated by reference to
               Exhibit 3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (File No. 33-13812))

          5 Opinion of Philippe P. Dauman as to the legality of the securities being registered

          23.1 Consent of Price Waterhouse LLP

          23.2 Consent of Philippe P. Dauman (contained in Exhibit 5)

          24   Powers of Attorney

Item 9.   Undertakings.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

          (d) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

          (e) The undersigned Registrant herewith undertakes to register under the Securities Act prior to the issuance thereof, all securities, if any, issued in exchange for the CVRs and to deliver a prospectus in connection therewith to holders of stock options covered by this Registration Statement at that time.

                              Signatures

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on August 22, 1994.


                              VIACOM INC.
                              (Registrant)


                              By:     /s/ PHILIPPE P. DAUMAN
                                 ---------------------------
                                  Name:  Philippe P. Dauman
                                   Title:     Executive Vice President,
                                    General Counsel, Chief
                                      Administrative Officer
                                      and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 22, 1994 in the capacities shown:


     Signature                                Title
     ---------                                -----


               *                        Director
- -------------------------------
George S. Abrams

               *                        Director, President, Chief
- -------------------------------            Executive Officer
Frank J. Biondi, Jr.                       (Principal Executive Officer)

/s/ PHILIPPE P. DAUMAN                  Director
- ----------------------
Philippe P. Dauman

               *                        Director
- -------------------------------
William C. Ferguson

               *                        Director
- -------------------------------
H. Wayne Huizenga

               *                        Director
- -------------------------------
Ken Miller

               *                        Director
- -------------------------------
Brent D. Redstone

               *                        Director
- -------------------------------
Sumner M. Redstone

               *                        Director
- -------------------------------
Frederic V. Salerno

               *                        Director
- -------------------------------
William Schwartz

/s/ GEORGE S. SMITH, JR.                Senior Vice President, Chief Financial
- -------------------------                  Officer
George S. Smith, Jr.                       (Principal Financial Officer)

/s/ KEVIN C. LAVAN                      Senior Vice President,
- --------------------                        Controller and Chief
Kevin C. Lavan                          Accounting Officer
                                             (Principal Accounting Officer)



*By:    /s/ PHILIPPE P. DAUMAN                    August 22, 1994
     -------------------------
            Philippe P. Dauman
     Attorney-in-Fact under Powers
     of Attorney filed as Exhibit 24
     to this Registration Statement

                             Exhibit Index
                             -------------


          Exhibit No.    Description                                       Page
          -----------    -----------                                       ----


          4.1 Restated Certificate of Incorporation of Viacom Inc. as filed with the
                         Secretary of State of the State of Delaware on May 21, 1992 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of Viacom Inc. for the fiscal year ended December 31, 1992, as amended by Form 10-K/A Amendment No. 1 dated November 29, 1993 and as further amended by Form 10-K/A Amendment No. 2 dated December 9, 1993 (File No. 1-9553))

          4.2            Form of Amendment to Restated Certificate of
                         Incorporation of Viacom
                         Inc. (incorporated by reference to Annex VII to the Joint Proxy Statement/Prospectus of Viacom Inc. dated June 6, 1994 (File No. 33-53977))

          4.3 By-laws of Viacom Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Viacom Inc. (File No. 33-13812))

          5 Opinion of Philippe P. Dauman as to the legality of the securities being registered

          23.1           Consent of Price Waterhouse LLP

          23.2           Consent of Philippe P. Dauman (contained in
                         Exhibit 5)

          24             Powers of Attorney